Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Infosonics Corporation of our report, dated February 25, 2005, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Infosonics Corporation for the year ended December 31, 2004.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 17, 2006